EXHIBIT B:

Attachment to item 77Q1:


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EXHIBIT B:

Kaufman, Rossin & Co., P.A.
2699 S Bayshore Drive
Miami, Florida 33133

February 13, 2006

Mr. Albert Weintraub, Audit Committee Chairman Mr. Thomas J. Herzfeld, Chairman of the Board and President The Herzfeld Caribbean Basin Fund 10491 SW 97 Avenue Miami, FL 33176

Dear Messrs. Weintraub and Herzfeld,

This is to confirm that the client-auditor relationship between The Herzfeld Caribbean Basin Fund, Inc. (a Registered Investment Company) and Kaufman, Rossin & Co. has ceased.

Sincerely,

/s/ Kaufman, Rossin & Co., P.A.

Kaufman, Rossin & Co., P.A.

CC:      Office of the Chief Accountant
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, NW
         Washington DC  20549


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February 7, 2006

Mr. Albert Weintraub, Audit Committee Chairman
Mr. Thomas J. Herzfeld, Chairman of the Board and President
The Herzfeld Caribbean Basin Fund
10491 SW 97 Avenue
Miami, FL 33176

Dear Messrs. Weintraub and Herzfeld,

This is to inform you that effective immediately, Kaufman, Rossin & Co. ("Kaufman") hereby declines to stand for reelection as the independent registered public accounting firm of The Herzfeld Caribbean Basin Fund, Inc. ("Herzfeld"). We appreciate the opportunity of being of service to your company.

During the fiscal years ended June 30,2005 and 2004 and the subsequent interim period from July 1, 2005 through February 7,2006 (i) there were no disagreements between Herzfeld and Kaufman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kaufman, would have caused Kaufman to make reference to the subject matter of the disagreement(s) in connection with its report on the financial statements for such periods, and
(ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Very truly yours,

Alan J. Chosed
Principal
Kaufman, Rossin & Co.

CC: John Falco, Esq.


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                       [KAUFMAN ROSSIN & CO. LETTERHEAD]


February 28, 2006

U.S. Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read the statements made by Herzfeld Caribbean Basin Fund, Inc., which we understand will be filed with the Commission, pursuant to Item 77K of the Form N-SAR, as part of the Registrant's Form N-SAR report dated December 31, 2005. We agree with the statements concerning our Firm in such Form N-SAR. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ Kaufman, Rossin & Co., P.A.

Kaufman, Rossin & Co., P.A.